As filed with the Securities and Exchange Commission on February 14, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RAYMOND JAMES FINANCIAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida                                                 59-1517485

(State or Other Jurisdiction                                             (I.R.S. Employer Identification No.)

                 of Incorporation or Organization)

880 Carillon Parkway
St. Petersburg, Florida 33716
(Address of Principal Executive Offices, Zip Code)

Raymond James Financial, Inc. 2003 Employee Stock Purchase Plan
(Full Title of the Plan(s))

JEFFREY P. JULIEN
Senior Vice President - Finance
and Chief Financial Officer
880 Carillon Parkway
St. Petersburg, Florida 33716
(727) 573-3800
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Please Send Copies of Communications To:

Paul Matecki, Esq.
Senior Vice President - Corporate Counsel
880 Carillon Parkway
St. Petersburg, Florida 33716
(727) 573-3800

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, $.01 par value	1,500,000	$25.14	$37,710,000.00	$3,469.32

(1)  The amount being registered includes an indeterminate number of shares of Common Stock which may be issuable as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)  Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 7, 2003, namely $25.14.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The purpose of the registration statement is to register under the Securities Act of 1933, as amended, 1,500,000 shares of the Registrant's common stock, which shares are included in the Registrant's 2003 Employee Stock Purchase Plan (the "Plan"). As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the selected participants in the plans covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     By this reference, the following documents filed with the Commission by Raymond James Financial, Inc. (the "Company") are incorporated into and made a part of this Registration Statement:

     1.       The Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2002, as filed with the Commission on December 23, 2002.

     2.       The Company's Definitive Proxy Statement for the 2002 Annual Meeting of Shareholders, as filed with the Commission on January 6, 2003.

     3.       The Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 2002, as filed with the Commission on February 10, 2003.

     4.       The description of the Company's Common Stock is set forth on pages 8-9 of the Company's Prospectus dated June 1, 1994, which was a part of the Company's Registration Statement on Form S-8 (Registration Statement No. 33-54071).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

            Not applicable. The Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

            The validity of the Common Stock issuable by the Company under its Raymond James Financial Incentive Stock Option Plan (the "Plan") will be passed upon for the Company by Paul Matecki, Senior Vice President-Corporate Counsel of Raymond James Financial, Inc.

Item 6.Indemnification of Directors and Officers.

            The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

       The Company's By-Laws include the following provisions:

       "Section 12. The Company shall:

              (a)     Indemnify any person made a party to an action by or in the right of the Company to procure a judgment in its favor by reason of his being or having been a director or officer of the Company, or of any other corporation, firm, association or entity which he served as such at the request of the Company, against the reasonable expenses, including attorneys' fees, incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, except in any case where such person is adjudged in a final adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made;

              (b)      Indemnify any person made a party to an action, suit or proceeding, other than one by or in the right of the Company to procure a judgment in its favor, whether civil or criminal, brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in his capacity of director or officer of the Company, or of any other corporation, firm, association or entity which he served as such at the request of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred as a result of such action, suit or proceeding, or any appeal therein, unless the Board of Directors determines that such person did not act in good faith in the reasonable belief that such action was in the best interests of the Company. The termination of any such civil or criminal action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere shall not in itself disqualify such person from indemnification except in any case where such person is adjudged in a final adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made;

               (c)      Advance the payment of expenses, including attorneys' fees, to any person entitled to indemnification hereunder during the pendency of any claim, action or proceeding, unless otherwise determined by the Board of Directors in any case.

       The foregoing rights of reimbursement or indemnification shall not be exclusive of other rights to which any such person may otherwise be entitled and, in the event of his or her death, shall extend to his or her legal representatives.

              (d)       In any instance where more than one person is entitled to reimbursement of attorneys' fees pursuant to this Section 12, the Company shall select one attorney to serve as attorney for all such persons, unless, in the opinion of the attorney selected by the Company, a conflict of interest exists which would prevent representation by that attorney of one or more persons. Notwithstanding the foregoing provision, any person may at any time decide to be represented by an attorney of his choosing, at his own expense."

       Chapter 607 of the General Statutes of the State of Florida permits a corporation to indemnify its officers and directors against certain liabilities and provides for the conditions thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company undertakes, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and agrees to be governed by the final adjudication of such issue.

Item 7.        Exemption from Registration Claimed.

              Not applicable. There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

Exhibit No. Description of Exhibits

   4.11 Raymond James Financial 2003 Employee Stock Purchase Plan.

   51 Opinion of Paul Matecki, Esq. Senior Vice President-Corporate Counsel, regarding legality of the securities.

   23.1 Consent of KPMG LLP, independent auditors.

   23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants.

   24 Powers of Attorney, included on signature pages.

   1   Filed herewith.

Item 9. Undertakings.

       (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i)       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Clearwater, State of Florida, on this 14th day of February, 2003.

RAYMOND JAMES FINANCIAL, INC.

                    By: /S/ THOMAS A JAMES                   By: /S/ JEFFREY P. JULIEN

                            Thomas A. James                                 Jeffrey P. Julien

                    Chairman and Chief Executive Officer          Senior Vice President - Finance

                                                                          and Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

       Each person whose signature to this Registration Statement appears below hereby appoints Jeffrey P. Julien and Jennifer C. Ackart, or either of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and the attorney-in-fact, or either of them, may make such changes and additions to this Registration Statement as the attorney-in-fact, or either of them, may deem necessary or appropriate.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/S/ THOMAS A. JAMES	Chairman and Chief Executive Officer	February 14, 2003
Thomas A. James

/S/ JEFFREY P. JULIEN	Senior Vice President - Finance	February 14, 2003
Jeffrey P. Julien	Chief Financial Officer

/S/ JENNIFER C. ACKART	Controller	February 14, 2003
Jennifer C. Ackart	Chief Accounting Officer

/S/ FRANCIS S. GODBOLD	Vice Chairman and Director	February 14, 2003
Francis S. Godbold

/S/ CHET B. HELCK	President and	February 14, 2003
Chet B. Helck	Chief Operating Officer

/S/ ANGELA M. BIEVER	Director	February 14, 2003
Angela M. Biever

/S/ JONATHAN A. BULKLEY	Director	February 14, 2003
Jonathan A. Bulkley

/S/ HARVARD H. HILL, JR.	Director	February 14, 2003
Harvard H. Hill, Jr.

/S/ PAUL W. MARSHALL	Director	February 14, 2003
Paul W. Marshall

/S/ KENNETH A.SHIELDS	Director	February 14, 2003
Kenneth A. Shields

EXHIBIT INDEX

Exhibit No. Description of Exhibits

   4.11 Raymond James Financial 2003 Employee Stock Purchase Plan.

   51 Opinion of Paul Matecki, Esq., Senior Vice President-Corporate Counsel, regarding legality of the securities.

   23.1 Consent of KPMG LLP, independent auditors.

   23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants.

   24 Powers of Attorney, included on signature pages.

   1   Filed herewith.

EXHIBIT 5

February 14, 2003

Securities and Exchange Commission

450 - 5th Street, N.W.

Judiciary Plaza

Washington, DC 20549

Re: Raymond James Financial, Inc. (the "Company")

Registration Statement on Form S-8 covering the Company's

Raymond James Financial, Inc. 2003 Employee Stock Purchase Plan

Ladies and Gentlemen:

I am Senior Vice President, Corporate Counsel, for the Company and have represented the Company in connection with its Registration Statement on Form S-8 (the "S-8 Registration Statement") relating to the proposed public offering by the Company (the "Offering") of up to 1,500,000 shares of the Company's Common Stock under its Raymond James Financial, Inc. 2003 Employee Stock Purchase Plan (the "Plan"). This opinion is being provided as Exhibit 5 to the S-8 Registration Statement.

In my capacity as Senior Vice President, Corporate Counsel, to the Company in connection with the Registration Statement and the Offering, I have examined and am familiar with: (1) the Company's Articles of Incorporation and Bylaws, as currently in effect, (2) the Plan, (3) the S-8 Registration Statement and (4) such other corporate records, documents and instruments as in my opinion are necessary or relevant as the basis for the opinions expressed below.

As to various questions of fact material to my opinion, I have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida, and others. In all such examinations, I have assumed the genuineness of all signatures on original and certified documents, and the conformity to original and certified documents of all copies submitted to me as conformed, photostatic or other exact copies.

I express no opinion as to the law of any jurisdiction other than of the State of Florida and the Federal laws of the United States of America.

Based upon and in reliance on the foregoing, I am of the opinion that:

(a) The Company has been incorporated and organized under the Florida Business Corporation Act, and its status is active.

(b) The Plan has been authorized by all necessary corporate action of the Company.

(c) When the following events shall have occurred,

(i) the S-8 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

(ii) the consideration specified in the Plan and in the instrument of grant covering options granted under the Plan shall have been received; and

(iii) the certificates representing such shares shall have been duly executed, counter-signed and issued by or on behalf of the Company.

the shares of Common Stock so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company.

I hereby consent to the filing of this opinion as an Exhibit to the S-8 Registration Statement.

Sincerely yours,

Paul L. Matecki

Senior Vice President

Corporate Counsel

PLM:dh

EXHIBIT 23.1

Independent Auditors' Consent

To the Board of Directors

Raymond James Financial, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Raymond James Financial, Inc. 2003 Employee Stock Purchase Plan of Raymond James Financial, Inc. of our report dated November 15, 2002, except as to Note 17, which is as of December 13, 2002, with respect to the consolidated statements of financial condition of Raymond James Financial, Inc. and subsidiaries as of September 27, 2002 and September 28, 2001 and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years then ended, which report is included in the Annual Report on Form 10-K of Raymond James Financial, Inc. for the fiscal year ended September 27, 2002.

KPMG LLP

Tampa, Florida

February 14, 2003

EXHIBIT 23.2

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 2000 relating to the financial statements of Raymond James Financial, Inc., which appears in Raymond James Financial, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 27, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Tampa, Florida

February 14, 2003

Exhibit 4.1

RAYMOND JAMES FINANCIAL, INC.

2003 EMPLOYEE STOCK PURCHASE PLAN

I

Purpose

The purpose of this Plan is to enable the employees of Raymond James Financial, Inc. and its consolidated subsidiaries to acquire its Common Stock at an advantageous price with either their own funds or savings accumulated through payroll deductions. The Board of Directors of the Company believes the employee participation in the ownership of the Company will be to the mutual benefit of the employees and the Company. The Board of Directors of the Company, recognizing the benefits derived to its employees pursuant to the Company's 1998 Employee Stock Purchase Plan (the "1998 Plan"), believes it will be beneficial and in the best interests of the Company and its employees to establish a new and similar plan to supplement the 1998 Plan. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986 (hereinafter called the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

II

Definitions

  "Account Balance" means the total of funds accumulated through payroll deductions (including amounts carried over from a prior Accumulation Period), funds remitted to the Plan by personal check (including amounts carried over from a prior Accumulation Period), and amounts specified as a charge to an existing brokerage account.

  "Accumulation Period" means the period beginning with each Exercise Date and ending upon the immediately succeeding Option Date.

  "Board of Directors" means the Board of Directors of the Company.

  "Business Day" means any day that the exchange upon which the stock is then traded is open for business.

  "Committee" means the Employee Stock Purchase Plan Committee as appointed by the Board of Directors of the Company.

  "Company" means Raymond James Financial, Inc., a Florida corporation, and any successor which adopts the Plan.

  "Compensation" means, except as provided in Article IV, the total amounts paid to an Employee during an Accumulation Period by the Employer that may be considered remuneration for employment for purposes of the Federal Insurance Contributions Act (Social Security) within the meaning of Section 3121(a) of the Code without regard to the exclusion of remuneration in excess of the Social Security contribution and benefit base pursuant to Section 3121(a)(1) of the Code.

  "Effective Date" means the date on which this Plan is approved by the shareholders of the Company.

  "Employee" means any person who is regularly and actively employed by the employer on the first Business Day of any Accumulation Period, provided, however, that the term "Employee" does not include any person whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months in any calendar year or who, immediately after an option is granted under the Plan, owns stock of the Company possessing 5% or more of the total combined voting power of all classes of stock of the Company as determined in accordance with Section 423(b)(3) of the Code. Any period during which a person is or was on leave of absence from the Employer for the purpose of serving an active duty with the Armed Forces of the United States shall be considered a period during which such person is or was regularly and actively employed by the Employer for the purpose of applying the foregoing definition of an Employee.

  "Employer" means the Company and those subsidiaries of the Company set forth on Schedule A annexed hereto.

  "Exercise Date" means the first Business Day immediately following an Option Date.

  "Fair Market Value" means the mean between the highest and lowest selling prices at which shares of the Common Stock were traded or, if the Common Stock was not traded on a specified date, upon the basis of the mean of such prices on the date nearest preceding that date.

  "Option Date" means the first Business Day of March, June, September or December of any year as of which the Board of Directors grants options under the Plan.

  "Option Price" means an amount equal to 85% of the Fair Market Value per share of the Stock on the Option Date.

  "Plan" means this 2003 Employee Stock Purchase Plan of Raymond James Financial, Inc. as set forth herein.

  "Stock" or "Common Stock" means the $0.01 par value Common Stock of the Company.

III

Nature of The Option

Each option granted shall be exercisable only on its Exercise Date and only if the person to whom granted is then employed by the Employer. No Employee shall be granted an option which permits his rights to purchase Stock under the plan to accrue at a rate which exceeds $25,000.00 of fair market value of Stock (determined at the time such option is granted) for any calendar year. No option shall be transferable and no option shall be exercisable by anyone other than the Employee to whom granted. Subject to the overall limitations contained herein with respect to the total number of shares to be made subject to option under the Plan, the Board of Directors shall determine the maximum number of shares of Stock, if any, to be made subject to option on each Option Date.

The Board of Directors shall fix said maximum number at the lesser of (1) the maximum number of shares of Stock purchasable at the Option Price with all Employees' Account Balances or (2) a specified number of shares of Stock. Each Employee shall then be granted on the Option Date an option to purchase at the Option Price that percentage of the total number of shares of Stock with respect to which options are granted on the Option Date which is equal to the percentage which his Account Balance represents of the total Account Balances of all Employees to whom options are granted on the Option Date.

IV

Payroll Deductions

The Board of Directors shall specify the maximum percentage (which shall never exceed 20%) of his compensation which an Employee may accumulate during the Accumulation Period for the purpose of applying such accumulated funds for the purchase of Stock under the Plan. For purposes of applying the 20% limitation, the Employee's compensation shall include the amount by which the Employee has electively reduced his compensation to purchase benefits on a pretax basis pursuant to a Company-sponsored plan under Section 235 of the Code or any other similar plan established by the Company or pursuant to a Company-sponsored plan under Section 401(k) of the Code. The Employer will deduct from the compensation otherwise payable to the Employee during the Option Period the percentage or fixed dollar amount which the Employee shall have specified in writing to the Employer prior to the commencement of the Accumulation Period, and the Employer will accumulate such amounts and credit them to the Employee's account. Except as provided in Article V, only amounts accumulated through such payroll deductions may be used for the purchase of Stock under the option granted. Amounts accumulated through payroll deductions shall be deposited into the employee's Raymond James brokerage account. An employee may not increase or reduce the rate of payroll deductions, if any, specified by him for a given Accumulation Period once such Accumulation Period has begun, but may, upon 10 days notice in writing, discontinue his payroll deductions for the Accumulation Period then in effect. Any such discontinuance shall be permanent for such Accumulation Period.

The authorization which the Employee must complete, sign and deliver to the Employer in order to enter the Plan shall include the following:

  A specification of the percentage rate or fixed dollar amount to be deducted from his compensation during the Accumulation Period.

  A direction that the maximum possible number of shares of Stock be purchased on the Exercise Date except to the extent the Employee shall have notified the Employer in writing to the contrary prior to the Exercise Date.

  A specification of the exact name or names (which must include the Employee's name and may include the name of another person as joint owner) in which Stock purchased is to be registered.

  An agreement that the Employee will not dispose of any Stock acquired under the Plan within one year after the Exercise Date. This agreement may be waived by the Committee if a sale of said Stock within one year from the Exercise Date is necessary to enable the Employee to meet immediate and heavy financial needs if such financial hardship cannot be met by other reasonably available resources of the Employee. Such a waiver shall be valid only if and when the Employee makes written application to the Committee and if the Employee receives written approval from the Committee. If an Employee who has acquired stock under the Plan dies within one year after the Exercise Date and his estate or beneficiary(ies) applies for a waiver of this agreement for any reason, such a waiver shall be approved by the Committee.

  An agreement that the Employee will inform the Company of any disposition of any Stock acquired under the Plan within two years from the Option Date pertaining to such shares so that the Company will be able to monitor compliance with the provisions of the Plan and federal securities laws governing disposition of Stock.

  An acknowledgement from the Employee that the Company' will follow its normal margin policies in connection with any Stock acquired under the Plan and that any such Stock may be coded as a margin position.

V

Lump Sum Purchase Opportunity

As an alternative to the payroll deduction method of accumulating funds for the purchase of Stock as described in Article IV, Employees may elect to purchase Stock by presenting a personal check to the individual designated by the Committee as the Stock Purchase Plan Coordinator (the "Coordinator") no later than the twenty-fifth (25th) day of the final month of an Accumulation Period. Alternatively, Employees may elect to purchase such shares of stock by informing the Coordinator, no later than the twenty-fifth (25th) day of the final month of an Accumulation Period of the account number of the Employee's brokerage account to be charged. In order to be eligible to utilize a lump sum purchase opportunity, the Employee must have been employed by the Company as of the first Business Day of the applicable Accumulation Period. The Option Price for Stock purchased through the lump sum purchase opportunity shall be the same as Stock purchased under the payroll deduction method described in Article IV, and shall be subject to all of the requirements and limitations set forth in Article IV including a limitation of 20% of compensation during the Accumulation Period. Options shall be exercised under the terms of Article VI on behalf of all participating employees who elect the lump sum purchase opportunity in a timely manner.

VI

Exercise of Options

Unless prior to the Exercise Date the Employee shall have notified the Coordinator in writing that he does not intend to exercise some or all of the options which may be or have been granted to him under the Plan, on the Exercise Date the Employer shall automatically exercise on the Employee's behalf an option to purchase the maximum amount of shares of Stock purchasable at the Option Price with the Employee's Account Balance (or if the Employee shall have specified some lesser amount as aforesaid not in excess of such lesser amount); provided, that if the total number of shares of Stock purchasable on behalf of all Employees with the total aggregate Account Balances available to purchase shares of Stock exceeds the aggregate maximum number of shares of Stock which the Board of Directors shall have specified to be purchasable on the Exercise Date, the option of each Employee will be exercised to purchase only that percentage of the total aggregate number of Shares of Stock available for purchase which is equal to the percentage that the Employee's Account Balance available to purchase shares of Stock represents of the total aggregate Account Balances of all Employees available to purchase shares of Stock.

Anything (except the second paragraph of Article VIII to the contrary) otherwise contained in the Plan notwithstanding, no Employee shall be permitted to purchase in excess of 1,000 shares of Stock in any calendar year. Only full shares of Stock may be purchased, and no fractional shares will be issued. All shares of Stock purchased pursuant to this Plan must be paid for in full on or before the Exercise Date. As soon as practicable after the Exercise Date, the Employer will report to each Employee the number of shares of Stock purchased by him and the cost of such shares, and the cash balance, if any, to be carried over into the next Accumulation Period. Alternatively, if the Employee informs the Coordinator by no later than the Exercise Date that he would like refunded to him any amount which would be subject to carryover, then such instruction shall be followed and a refund will be made. If the Employee informs the Coordinator by no later than the Exercise Date that he does not intend to exercise any options granted to him on the Option Date immediately preceding such Exercise Date:

  Funds accumulated through payroll deductions shall remain in the Employee's RJA brokerage account. Such funds shall not be carried forward for the purpose of purchasing shares of Stock under the Plan in a subsequent Accumulation Period unless specifically requested in writing by the Employee.

  Any funds remitted by personal check shall be refunded, without interest, unless the Employee elects in writing to carry the balance forward to the subsequent Accumulation Period.

  Any brokerage account instructions submitted by the Employee shall be disregarded.

VII

Termination of Rights

At any time prior to the Exercise Date, an Employee may upon written notice to the Coordinator withdraw all, but not less than all, of the balance accumulated in his account through payroll deductions. Such withdrawal shall terminate the Employee's right to participate in the Plan during the Accumulation Period during which notice of the withdrawal is made.

VIII

Stock to be Issued

The shares of Stock purchased by Employees under the Plan may, at the election of the Company, be either treasury stock or originally issued stock. As of the Effective Date, the maximum number of shares of Stock that shall be available for purchase by Employees under the Plan shall be 1,500,000 shares, subject to adjustment for changes in capitalization of the Company as described in the following paragraph.

In the event that prior to the transfer of all of the shares of Stock which may be issued in accordance with this Plan, there shall be any increases or reductions in the number of shares of Stock of the Company outstanding by reason of any one or more stock dividends, stock splits, stock constrictions or any other material change in the capital structure of the Company by way of reclassification, reorganization or recapitalization, the aggregate number of shares of Stock which may be issued under this Plan and the number of shares of Stock which may be purchased under each option then or thereafter in effect and the purchase price to be paid therefore shall be proportionately and equitably adjusted. No such adjustment shall, however, entitle any Employee to purchase a fractional share of Stock hereunder, and rights to purchase shares of Stock shall always be limited after each such adjustment to the lower full share.

No one shall, by any reason of this Plan or of any option granted or of the exercise of rights under any such option, have any interest in shares of Stock of the Company nor any rights of, or status as, a stockholder of the Company unless and until appropriate book entries representing such shares are issued. The Company shall be under no obligation to issue shares of Stock unless and until such shares of Stock shall have been paid for in full and all of the applicable provisions of this plan and of the option granted shall have been complied with.

If, for any reason, the Company does not have available on any Exercise Date sufficient shares of Stock to satisfy the options then otherwise exercisable, the Company shall make a pro rata allocation of the shares of Stock available based upon the respective balances available to purchase shares of Stock in each Employee's account and the excess balance in each Employee' s account shall be returned to him in cash with his pro rata shares of the available stock.

IX

Employee Stock Purchase Plan Administration

The Board of Directors shall appoint an Employee Stock Purchase Plan Committee, composed of such persons as the Board of Directors shall from time to time determine to administer the Plan subject to the control and direction of the Board of Directors. Subject to the action and control of the Board of Directors: (1) the Committee shall have the power from time to time to establish suitable rules and procedures for administering the Plan and (2) all decisions of the Committee pertaining to the interpretation, construction or application of the Plan or any option granted or the rules promulgated by the Committee shall be final and conclusive. Neither any member of the Committee nor of the Board of Directors shall be liable for any decision made or action taken in good faith. The Committee shall from time to time designate an individual who shall serve as the Employee Stock Purchase Plan Coordinator to assist in the ongoing administration of the Plan.

Notwithstanding any provision of the Plan to the contrary, the Committee and the Stock Purchase Plan Coordinator may use telephonic media, electronic media or other technology, including the Company's website and the internet, in administering the Plan to the extent not prohibited by applicable law, regulation or other pronouncement.

X

Amendment or Termination of the Plan

The Board of Directors may, at any time, terminate or amend the Plan. No termination shall, however, affect options previously granted, and no amendment may make any change in any option theretofore granted which would adversely affect the rights of any employee. Approval of the stockholders of the Company within 12 months before or after the date on which the Directors amend the Plan shall be necessary if the amendment would:

  Require sale of more shares of Stock than are authorized under Article VIII of the Plan; or

  Affect the Employees eligible to participate under the Plan.

XI

Approvals

The Plan will terminate ten (10) years from the Effective Date, unless extended by action of the stockholders of the Company. The Plan will be construed under Florida law.

XII

Non-Guarantee of Employment

Nothing in this Plan shall be construed as giving an Employee, whether or not a participant in this Plan, the right to be retained in the service of the Company or any subsidiary; and each Employee shall remain subject to discharge, with or without cause, to the same extent as if this Plan had not been executed. This Plan is hereby adopted by the Company to be effective on the date specified herein.

XIII

Canadian Addendum

The Plan shall be available to employees of the Company's Canadian subsidiary, Raymond James Ltd. (the "Canadian Company"), with the following modifications applicable to the interpretation and administration of the Plan with regard to the Canadian Company:

a. Article II - Definitions. The definitions of "Compensation", "Employee", and "Employer" in Article II of the Plan are deleted and replaced, respectively, as follows:

"Compensation" means, except as provided in Article IV, the gross base salary, gross compensation and gross annual cash bonus awards paid to an Employee during an Accumulation Period by the Employer.

"Employee" means any regular, full-time, active employee of the Canadian Company, any regular, part-time active employee of the Canadian Company or any employee who has contracted for employment with the Canadian Company over a finite term of six months of service or more. Notwithstanding the foregoing, however, the term "Employee" shall not include any person whose customary employment is 30 hours or less per week, any person who has contracted for employment with the Canadian Company over a finite term but who has less than six months of service with the Canadian Company or any person who, immediately after an option is granted under the Plan, owns stock of the Company possessing 5% or more of the combined total voting power of all classes of stock of the Company as determined in accordance with Section 423(b)(3) of the Code. Any period during which a person is or was on a parental leave of absence from the Employer shall be considered a period during which such person is or was regularly and actively employed by the Employer for the purpose of applying the foregoing definition of an employee.

"Employer" means the Canadian Company and its consolidated subsidiaries.

b. IV - Payroll Deductions. In the fifth sentence of Article IV of the Plan, the phase "Raymond James brokerage account" is deleted and replaced with the words "Canadian Company brokerage account." In paragraphs 5 and 6 of Article IV the word "Company" is deleted and replaced with the words "Canadian Company". The following additional paragraph is added to Article IV:

7. An acknowledgement that the Employee has not been induced to purchase Stock under the Plan by expectation of employment or continued employment.

c. VI - Exercise of Options. In paragraph 1 of Article VI the phrase "RJA brokerage account" is deleted and replaced with the phrase "Canadian Company brokerage account."

Schedule A

Company Subsidiaries Subject to Plan

Raymond James & Associates, Inc.

Raymond James Financial Services, Inc.

Eagle Asset Management, Inc.

Planning Corporation of America

Heritage Asset Management, Inc.

Raymond James Trust Company

Raymond James Bank, FSB
Raymond James Trust Company West

Raymond James International Holdings, Inc.

Raymond James Capital, Inc.

Raymond James Limited

Awad Asset Management, Inc.

Ballast Pint Ventures, LLC

Raymond James Capital Services, Inc.

Raymond James Tax Credit Funds, Inc.